Exhibit 10.17

SIXTEENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT AND FOURTH AMENDMENT TO

FORBEARANCE AGREEMENT

This Sixteenth Amendment to Amended and Restated Loan and Security Agreement and Fourth Amendment to Forbearance Agreement (this “Agreement”) is entered into as of October 22, 2010 by and among GREEN PLAINS HOLDINGS II LLC (the “Borrower”), a Delaware limited liability company formerly known as Global Ethanol, LLC, which was formerly known as Midwest Grain Processors, LLC, the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement referred to below (collectively, the “Lenders,” and, individually, a “Lender”), and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as agent for the Lenders and for the Issuer, as defined in the Loan Agreement (in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006, a Third Amendment dated as of September 22, 2006, a Fourth Amendment dated as of October 31, 2006, a Fifth Amendment dated as of February 22, 2007, a Sixth Amendment dated as of May 25, 2007, a Seventh Amendment dated as of August 31, 2007, an Eighth Amendment dated as of November 30, 2007, a Ninth Amendment dated as of October 31, 2008, a Tenth Amendment dated as of December 22, 2008, an Eleventh Amendment dated as of March 4, 2009, the Forbearance Agreement referred to below, an Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement dated as of September 30, 2009, which acted as a thirteenth amendment to such Amended and Restated Loan and Security Agreement (the “Thirteenth Amendment”), a Fourteenth Amendment to Amended and Restated Loan and Security Agreement and Second Amendment to Forbearance Agreement dated as of November 30, 2009 (the “Fourteenth Amendment”), and a Fifteenth Amendment to Amended and Restated Loan and Security Agreement and Third Amendment to Forbearance Agreement dated as of June 30, 2010 (the “Fifteenth Amendment”) (as further amended by this Agreement, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

The Borrower, the Lenders and the Agent are also parties to that certain Forbearance Agreement and Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2009, as amended by the Thirteenth Amendment, the Fourteenth Amendment and the Fifteenth Amendment (as further amended by this Agreement, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Loan Agreement and the Forbearance Agreement, and the Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Loan Agreement or the Forbearance Agreement, as applicable.

Section 2.     Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)      Amendment to Section 1.1 of the Loan Agreement (General Definitions). Section 1.1 of the Loan Agreement is amended by adding or amending and restating, as applicable, each of the following definitions:

“ ‘Change of Control’ means any event, circumstance or occurrence that results in Green Plains Renewable Energy failing to own one hundred percent (100%) of the outstanding membership interests in the Borrower.”

“ ‘Debt Service Coverage Ratio” means, with respect to the applicable Covenant Computation Period, the ratio of (a) the Borrower’s consolidated after-tax net income, plus (i) depreciation, depletion and amortization charges recognized by the Borrower, plus (ii) the net amount of all Support Contributions and proceeds of Support Term Loans actually received by the Borrower during the period commencing on the first day of such Covenant Computation Period and ending on the earlier of (1) the date the Compliance Certificate is delivered to the Agent pursuant to Section 7.1 hereof or (2) thirty days after such Covenant Computation Period, minus (iii) all capital expenditures incurred by the Borrower during such Covenant Computation Period, excluding, however, that portion of any such capital expenditures financed by long-term financing of the Borrower; to (b) the aggregate of all scheduled principal payments of the Borrower’s Funded Debt that becomes due and payable during the Borrower’s next succeeding four fiscal quarters or is due on demand, provided, however, that any principal amounts owing under the Line of Credit Loan Commitment shall not be deemed to be due on demand.”

“ ‘Excess Sale Proceeds’ means, during any period of determination, the Borrower’s proceeds from the sale of assets (except for the sale of Inventory in the ordinary course of business), which is not used by Borrower for the replacement of the assets sold, in excess of an aggregate amount equal to (a) $50,000 for the period commencing July 1, 2010 and continuing through December 31, 2010 and (b) $100,000 during each Fiscal Year thereafter.”

“ ‘Fiscal Year’ and ‘fiscal year’ means January 1 through December 31 of each calendar year.”

“ ‘Funded Debt’ means, without duplication (a) all obligations of the Borrower for borrowed money, including without limitation any such obligations that are subordinated to payment of the Liabilities, (b) all obligations of the Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the Borrower to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of the Borrower as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of the Borrower in accordance with GAAP, (e) all indebtedness secured by a Lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower, (f) all indebtedness and other obligations of others guaranteed by the Borrower, (g) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or not drawn) and bankers’ acceptances issued for the account of the Borrower, and (h) all redeemable equity interests of the Borrower. For all purposes of this Agreement, the Funded Debt of the Borrower shall include the Funded Debt of any partnership or joint venture in which the Borrower is a general partner or a joint venturer; provided, that the portion (if any) of any such Funded Debt which exceeds the amount of such Funded Debt as to which there is recourse to the Borrower shall not be included hereunder as Funded Debt of the Borrower.”

“ ‘Green Plains Renewable Energy’ means Green Plains Renewable Energy, Inc., an Iowa corporation.”

“ ‘Green Plains Trade Group’ means Green Plains Trade Group LLC, a Delaware limited liability company.”

“ ‘Line of Credit Loan Commitment’ means, as to any Lender with a Line of Credit Loan Commitment, such Lender’s Pro Rata Percentage of $15,000,000, as set forth opposite such Lender’s name under the heading “Line of Credit Loan Commitments” on Schedule A, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and “Line of Credit Loan Commitments” shall mean collectively, the Line of Credit Loan Commitments for all Lenders.”

“ ‘Merger’ means that certain merger of the Borrower with and into a wholly-owned subsidiary of Green Plains Renewable Energy, whereby the Borrower became a wholly-owned subsidiary of Green Plains Renewable Energy on or about October 22, 2010.”

“ ‘Support and Subordination Agreement’ means that certain Support and Subordination Agreement dated as of October 22, 2010 among the Borrower,

Green Plains Renewable Energy and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

“ ‘Support Contribution’ has the meaning set forth in the Support and Subordination Agreement.”

“ ‘Support Term Loan’ has the meaning set forth in the Support and Subordination Agreement.”

“ ‘Total Debt’ means the Borrower’s total liabilities as determined in accordance with GAAP consistently applied.”

“ ‘Working Capital’ means, as of any particular date and determined in accordance with GAAP consistently applied, the amount of the Borrower’s consolidated current assets, less the Borrower’s consolidated current liabilities (including without limitation all outstanding Line of Credit Advances); provided, however, that with respect to amounts due under the Revolving Term Loan Commitment and the Term Loan Commitment during the Forbearance Period, only those amounts scheduled for payment within one year of such date of determination under Section 2.2 of this Agreement and Section 7 of the Forbearance Agreement shall be included in determining current liabilities.”

(b)     Amendment to Section 1.1 of the Loan Agreement (General Definitions). Section 1.1 of the Loan Agreement is further amended by deleting therefrom the definition of Owned Parts Inventory.

(c)     Amendment to Definition of Borrowing Base in Section 1.1 of the Loan Agreement (Definition of Borrowing Base). Subsection (b)(v) of the definition of Borrowing Base in Section 1.1 of the Loan Agreement is deleted therefrom, and subsection (b)(vi) of the definition of Borrowing Base is renumbered as subsection (b)(v) thereof.

(d)     Amendment to Definition of Eligible Accounts in Section 1.1 of the Loan Agreement (Definition of Eligible Accounts). Subsection (d) of the definition of Eligible Accounts in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“(d)     Accounts that arise out of transactions with Affiliates, provided, however, that Eligible Accounts may include Accounts in an aggregate amount not to exceed $3,529,411 arising from the bona fide sale of Inventory to Green Plains Trade Group;”

(e)     Amendment to Definition of Matured Default in Section 1.1 of the Loan Agreement (Definition of Matured Default). Subsection (e) of the definition of Matured Default in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“(e)     the Available Amount or the Borrowing Base Limit, each as calculated in accordance with the definition thereof, results in a negative amount;”

(f)     Amendment to Definition of Termination Date in Section 1.1 of the Loan Agreement (Definition of Termination Date). Section 1.1 of the Loan Agreement is amended by deleting the date “October 31, 2010” from the definition of Termination Date and substituting “April 30, 2013” therefor.

(g)     Amendment to Section 7.1 of the Loan Agreement (Financial and Other Information). Sections 7.1(a), (b) and (f) of the Loan Agreement are amended and restated in their entirety to read as follows:

“(a)     as soon as practicable, and in any event not later than 90 days after the end of each Fiscal Year, audited annual financial statements of Green Plains Renewable Energy with the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Green Plains Renewable Energy and acceptable to the Agent, which annual financial statements shall include the balance sheets of Green Plains Renewable Energy as at the end of such Fiscal Year and the related statements of income, retained earnings and cash flows of Green Plains Renewable Energy for the Fiscal Year then ended, prepared on a consolidated basis, together with the consolidating statements of income, retained earnings and cash flows and balance sheet of the Borrower, all in reasonable detail and prepared in accordance with GAAP, and a report signed by such independent public accountants, whose opinion shall be in scope and substance satisfactory to the Agent;”

“(b)     as soon as practicable and in any event within thirty (30) days after the end of each monthly accounting period: (i) statements of income of the Borrower for such monthly period and for the period from the beginning of the then current Fiscal Year to the end of such monthly period, and a balance sheet of Borrower as of the end of such monthly period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding year, all in reasonable detail and certified as accurate by the chief financial officer or the treasurer of the Borrower, subject to changes resulting from normal year-end adjustments, (ii) copies of all operating statements for such month prepared by the Borrower for its internal use, including without limitation, purchases and sales of Inventory and other Goods, and (iii) an aged trial balance of all Accounts indicating which Accounts are thirty (30), sixty (60) and ninety (90) days past the original invoice date of the original invoice related thereto and listing the names of all Account Debtors;”

“(f)     as soon as practicable, and in any event within 30 days before the beginning of each Fiscal Year, an operating budget and business plan of the Borrower for such year in form and detail reasonably acceptable to the Agent and the Lenders.”

(h)     Amendment to Section 7.6 of the Loan Agreement (Financial Covenants and Ratios). Section 7.6 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 7.6. Financial Covenants and Ratios. The Borrower shall maintain:

(a)     Working Capital of not less than (i) <$5,000,000> as of October 22, 2010 and the last day of each month thereafter through and including May 31, 2011; (ii) <$2,500,000> as of June 30, 2011 and the last day of each month thereafter through and including August 31, 2011; (iii) $0 as of September 30, 2011 and the last day of each month thereafter through and including November 30, 2011; (iv) $1,000,000 as of December 31, 2011 and the last day of each month thereafter through and including February 29, 2012; (v) $2,500,00 as of March 31, 2012 and the last day of each month thereafter through and including August 31, 2012; (vi) $5,000,000 as of September 30, 2012 and the last day of each month thereafter through and including February 28, 2013; and (vii) $7,500,000 as of March 31, 2013 and the last day of each month thereafter;

(b)     Net Worth of not less than $70,000,000 as of October 22, 2010 and the last day of each month thereafter; and

(c)     a Debt Service Coverage Ratio of not less than (i) 1.00 to 1.00 as of June 30, 2011 and the last day of each Covenant Compliance Date thereafter through and including September 30, 2011; and (ii) 1.25 to 1.00 as of December 31, 2011 and the last day of each Covenant Compliance Date thereafter.”

(i)     Amendment to Section 7.15 of the Loan Agreement (Risk Management Policies). Section 7.15(b) is amended by adding a sentence to the end thereof that reads as follows:

“Any marketing agreement or other arrangements by and between the Borrower and Green Plains Trade Group will, in all events, be subject to the review and approval of the Agent and the Required Lenders.”

(j)     Amendment to Section 8.2 of the Loan Agreement (Consolidations, Mergers or Acquisitions). Section 8.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 8.2 Consolidations, Mergers or Acquisitions. Other than the Merger, the Borrower shall not recapitalize or consolidate with, merge with or otherwise acquire (including by the formation or acquisition of a subsidiary) all or substantially all of the assets or properties of any other Person, or permit any other Person to merge into or consolidate with the Borrower, or agree to do any of the foregoing at any future time.”

(k)     Amendment to Section 8.4 of the Loan Agreement (Indebtedness). Section 8.4 of the Loan Agreement is amended by (i) deleting “$25,000,000” from subsection (c) thereof and substituting “$5,000,000” therefor, and (ii) adding a new subsection (f) to the end thereof to read as follows:

“(f)     intercompany loans from Green Plains Renewable Energy to the Borrower that are subordinated to payment of the Liabilities pursuant to the terms and conditions of the Support and Subordination Agreement.”

(l)     Amendment to Section 8.7 of the Loan Agreement (Capital Investment Limitations). Section 8.7 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 8.7. Capital Investment Limitations. The Borrower shall not incur Net Capital Expenditures in excess of (a) $1,000,000 for the period commencing July 1, 2010 and continuing through December 31, 2010, and (b) $2,000,000 for each Fiscal Year thereafter; provided, however, that the aggregate amount of Net Capital Expenditures shall be reduced by the amount of Net Capital Expenditures funded by Support Contributions from Green Plains Renewable Energy.”

(m)     Amendment to Section 8.9 of the Loan Agreement (Distributions in Respect of Equity, Prepayment of Debt). Section 8.9(b) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(b)     prepay any principal, interest or other payments on or in connection with any indebtedness of the Borrower other than the Liabilities and any indebtedness permitted under Section 8.4(c) above, provided that such payments of principal, interest or other payments are made in accordance with the terms and conditions of the Support and Subordination Agreement.

(n)     Amendment to Section 8.10 of the Loan Agreement (Formation of Subsidiaries; Amendment of Organizational Documents). Section 8.10 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 8.10. Formation of Subsidiaries; Amendment of Organizational Documents. The Borrower shall not (a) acquire or create any subsidiaries or (b) except to the extent necessary to consummate or give effect to the Merger, amend the Borrower’s certificate of formation, limited liability company agreement or any other agreement, instrument or document affecting the Borrower’s organization, management or governance.”

(o)     Amendment to Section 8.11 of the Loan Agreement (Lease Limitations). Section 8.11 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Section 8.11. Lease Limitations.

(a)     The Borrower’s payments due under all leases of any kind (including without limitation payments due under operating leases, synthetic leases, capital leases and similar agreements) shall not exceed (i) $2,500,000 in the aggregate for the period commencing July 1, 2010 and continuing through December 31, 2010, and (ii) $5,000,000 in the aggregate for any Fiscal Year thereafter; provided, however, that payments that do not constitute payments under leases of rail cars or payments under the Corn Conversion Licensing Arrangement shall not exceed (x) $250,000 in the aggregate for the period commencing July 1, 2010 and continuing through December 31, 2010, and (y) $500,000 in the aggregate for any Fiscal Year thereafter.

(b)     With respect to leases of rail cars, the Borrower (i) shall not enter into any rail car lease that has a term in excess of seven years, (ii) shall not have more than seven hundred rail cars under lease at any time, and (iii) shall have at all times not less than forty percent of its leased rail cars subject to leases that have five years or less remaining on their lease terms.”

(p)     Amendment to Section 10.19 of the Loan Agreement (Notices). Section 10.19 of the Loan Agreement is amended by replacing the notice addresses of the Agent and the Borrower to read as follows:

(a)	If to the Agent at:

CoBank, ACB
5500 South Quebec Street
Greenwood Village, CO 80111
Attn: S. Richard Dill
Fax: (303) 224-2595
Email: rdill@cobank.com

(b)	If to Borrower at:

Green Plains Holdings II LLC
9420 Underwood Ave., Suite 100
Omaha, NE 68114
Attn: Jerry Peters, CFO
Fax: (402) 884-8776
Email: jerry.peters@gpreinc.com

With a copy to:

Green Plains Holdings II LLC
9420 Underwood Ave., Suite 100
Omaha, NE 68114
Attn: Michelle Mapes, General Counsel
Fax: (402) 884-8776
Email: michelle.mapes@gpreinc.com

(q)     Amendments to Schedule A and Exhibits 1B and 6A to the Loan Agreement (Lenders’ Commitments, Borrowing Base Certificate and Compliance Certificate). The Loan Agreement is hereby amended by deleting Schedule A and Exhibits 1B and 6A to the Loan Agreement and replacing them in their entirety with Schedule A and Exhibits 1B and 6A to this Agreement, respectively.

Section 3.     Amendments to the Forbearance Agreement. The Forbearance Agreement is hereby amended as follows:

(a)     Amendment to Section 1 of the Forbearance Agreement (Definitions). Section 1 of the Forbearance Agreement is amended by deleting the date “October 31, 2010” from the definition of Stated Forbearance Termination Date and substituting “April 30, 2013” therefor.

(b)     Amendment to Section 2 of the Forbearance Agreement (Specified Matured Defaults). Section 2 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

Section 2.     Specified Matured Defaults. The Borrower is in default of the following provisions of the Loan Agreement (collectively, the “Specified Matured Defaults”) (all amounts appearing between “<>” in this Agreement are negative amounts):

Section/Covenant	Date/Period	Required Performance	Actual Performance

Section 7.6(a) of the Loan Agreement	March 31, 2009	Working Capital of not less than $0	<$1,866,955>

Section 7.6(a) of the Loan Agreement	April 30, 2009	Working Capital of not less than $0	<$7,748,584>

Section 7.6(a) of the Loan Agreement	May 31, 2009	Working Capital of not less than $0	<$7,971,514>

Section 7.6(a) of the Loan Agreement	July 31, 2010	Working Capital of not less than <$6,500,000>	<$8,749,175>

Section 7.6(a) of the Loan Agreement	August 31, 2010	Working Capital of not less than <$6,500,000>	<$7,493,741>

Section 7.6(a) of the Loan Agreement	September 30, 2010	Working Capital of not less than <$6,500,000>	<$8,610,248>

Section 7.6(b) of the Loan Agreement	June 30, 2009	Working Capital of not less than $5,000,000	<$7,747,794>

Section 7.6(d) of the Loan Agreement	April 30, 2009	Net Worth of not less than $75,000,000	$74,263,400

Section 7.6(d) of the Loan Agreement	May 31, 2009	Net Worth of not less than $75,000,000	$72,841,551

Section 7.6(e) of the Loan Agreement	June 30, 2009	Net Worth of not less than $80,000,000	$71,858,068

Section 7.6(e) of the Loan Agreement	September 30, 2010	Net Worth of not less than $67,000,000	$65,786,707

Section 1.1 of the Loan Agreement	March 31, 2009	Borrowing Base Limit in an amount greater than $0	<$4,691,515>

Section 1.1 of the Loan Agreement	April 30, 2009	Borrowing Base Limit in an amount greater than $0	<$8,152,304>

Section 1.1 of the Loan Agreement	May 31, 2009	Borrowing Base Limit in an amount greater than $0	<$7,590,291>

Section 1.1 of the Loan Agreement	June 30, 2009	Borrowing Base Limit in an amount greater than $0	<$6,609,620>

(c)     Amendment to Section 7 of the Forbearance Agreement (Deferred Payments of Principal; Cash Flow Recapture). The last sentence of Section 7 of the Forbearance Agreement is amended and restated in its entirety to read as follows:

“Notwithstanding any provision herein to the contrary, commencing on the 30th day following the fiscal quarter of the Borrower ending June 30, 2011 and continuing on the same day following each fiscal quarter thereafter, the Borrower shall pay to the Agent, for application pro rata to the Deferred Principal Payments, the lesser of (a) EBITDA of the Borrower generated during such fiscal quarter or (b) the amount by which Working Capital of the Borrower as of the last day of such fiscal quarter exceeds $5,000,000.”

(d)     Amendment to Section 10(a) of the Forbearance Agreement (Additional Covenants; Management Fees; Consultants; Experts and Appraisers; Cooperation of the

Borrower). Section 10(a) of the Forbearance Agreement is amended and restated in its entirety to read as follows:

“(a)     The Borrower shall not make any payments or other distributions in respect of management fees or other costs or expenses in respect of management activities, provided, however, that the Borrower may make payments or other distributions in respect of its allocated share of the usual and ordinary corporate expenses incurred by Green Plains Renewable Energy for the benefit of its subsidiaries in an aggregate amount not to exceed (i) $1,500,000 for the period commencing July 1, 2010 and continuing through December 31, 2010, and (b) $3,000,000 for each Fiscal Year thereafter. Any such payments or other distributions so made by the Borrower shall be set forth and described in reasonable detail in each of the annual and interim financial statements required to be delivered to the Agent under Section 7.1 of the Loan Agreement.”

(e)     Addition to Section 10 of the Forbearance Agreement (Additional Covenants; Management Fees; Consultants; Experts and Appraisers; Cooperation of the Borrower). Section 10 of the Forbearance Agreement is amended by adding a new subsection (h) to the end thereof to read as follows:

“(h)     So long as the Forbearance Period has not terminated, the Borrower, the Agent and the Lenders shall use reasonable best efforts to execute, and, notwithstanding the foregoing, the Borrower shall execute not later than January 1, 2012, a new loan and security agreement which amends and restates the Loan Agreement in its entirety and reflects the terms, provisions and conditions currently in effect under the Loan Agreement (as amended) and the Forbearance Agreement (as amended), provided that (i) upon execution of such amended and restated loan and security agreement, all Specified Matured Defaults shall be deemed waived and the forbearance arrangement reflected in the Forbearance Agreement shall terminate, and (ii) all terms and conditions of such amended and restated loan and security agreement shall in all events be acceptable to, and approved by, the Lenders.”

(f)     Effectiveness of Certain Sections of the Forbearance Agreement. From and after the date hereof, Sections 10(c), 10(d), 10(e), 10(f)(iii), 10(f)(iv), 10(g), 11(b) and 11(c) shall be of no further force or effect.

Section 4.     Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)     The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Loan Documents to which the Borrower is a party. This Agreement and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Agent by the Borrower, and this Agreement and the Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b)     The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party have been duly authorized by all necessary limited liability company action or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s organizational documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)     All of the representations and warranties contained in Article VI of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

Section 5.     Effectiveness. This Agreement shall be effective only if the Agent has received, on or before the date of this Agreement (or such later date as the Agent may agree in writing), each of the following, each in form and substance acceptable to the Agent in its sole discretion:

(a)     this Agreement, duly executed by the Borrower, the Agent and the Lenders;

(b)     the Support and Subordination Agreement, duly executed by the parties thereto;

(c)     amended and restated Notes, each properly executed on behalf of the Borrower;

(d)     a Deposit Account Control Agreement with respect to the newly created deposit accounts of the Borrower numbered 105700973487 (captioned “Green Plains Holdings II LLC dba Green Plains Lakota”) and 105700973495 (captioned “Green Plains Holdings II LLC dba Green Plains Riga”), duly executed by the parties thereto;

(e)     a Security Agreement, Assignment of Account and Commodity Account Control Agreement, duly executed by the Borrower and R.J. O’Brien & Associates, LLC;

(f)     all documents evidencing, or pertaining to, the Agreement and Plan of Merger, duly executed by the parties thereto;

(g)     a signed copy of an opinion of general counsel of the Borrower and Green Plains Renewable Energy addressed to the Agent, on behalf of the Lenders, with respect to the matters contemplated by the Loan Agreement and the Forbearance Agreement (each as amended by this Agreement) and the Support and Subordination Agreement, and as to the authority of the parties to the Merger to effect the same and as to the completion and effectiveness of the Merger, and the authority of the Borrower and a wholly-owned subsidiary of Green Plains Renewable Energy to enter into the Merger;

(h)     a Compliance Certificate and a Borrowing Base Certificate, each as of the date hereof;

(i)     evidence that the Borrower has obtained from Green Plains Renewable Energy a cash equity investment in an amount not less than $10,000,000 and deposited same into an account subject to a Deposit Account Control Agreement;

(j)     payment of an extension fee of $500,000 in immediately available funds (net of the $100,000 fee previously paid by Green Plains Renewable Energy to the Agent to induce the Lenders to obtain approval of the Merger and this Agreement), which fee will be allocated by the Agent pro rata among the Lenders;

(k)     payment to the Agent of all amounts necessary to (x) reduce the outstanding principal balance of the Line of Credit Loan Liabilities to $15,000,000 and (y) ensure that the Borrowing Base Limit is not a negative amount;

(l)     a Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the sole member of the Borrower approving the Merger and the execution and delivery of this Agreement; (ii) that attached to such certificate are true and correct copies of the certificate of merger and the certificate of formation and limited liability company agreement of the Borrower, together with such copies; and (iii) certifying that the officers and agents of the Borrower who have been certified to the Agent, pursuant to the certificate of secretary or assistant secretary given by the Borrower to the Agent as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Agreement and all other documents, agreements and certificates on behalf of the Borrower; and

(m)     a Certificate of the Secretary of Green Plains Renewable Energy certifying as to (i) the resolutions of the board of directors of Green Plains Renewable Energy approving the Merger and the execution and delivery of the Support and Subordination Agreement; (ii) that attached to such certificate are true and correct copies of the certificate of merger and the certificate of incorporation and bylaws of Green Plains Renewable Energy, together with such copies; and (iii) the names of the officers of Green Plains Renewable Energy that are authorized to sign the Support and Subordination Agreement and any other Loan Documents to which Green Plains Renewable Energy is a party, together with the true signatures of such officers. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives a further certificate of the Secretary of Green Plains Renewable Energy canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

Section 6.     References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby, and any and all references in any other Loan Document to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby. Additionally, all references in the Forbearance Agreement to “this Agreement” shall be deemed to refer to the Forbearance Agreement as amended hereby, and any and all references in any other Loan Document to the Forbearance Agreement shall be deemed to refer to the Forbearance Agreement as amended hereby.

Section 7.     No Waiver. The execution of this Agreement and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default or any other breach, default or event of default under any Loan Document or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Agreement.

Section 8.     Release of Agent and Lenders. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or may claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured.

Section 9.     Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement and Section 20 of the Forbearance Agreement to pay or reimburse the Agent and the Lenders on demand for all costs and expenses incurred by the Agent and the Lenders in their employment of counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

Section 10.     Miscellaneous. Except as expressly set forth herein, all terms of the Forbearance Agreement, the Loan Agreement and each of the other Loan Documents remain in full force and effect. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement shall be governed by the internal laws of the State of Colorado.

Signature page follows

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

GREEN PLAINS HOLDINGS II LLC, as Borrower

By:	/s/ Todd Becker
	Name:	Todd Becker
	Title:	President & CEO

COBANK, ACB, as Agent and as a Lender

By:	/s/ S. Richard Dill
	Name:	S. Richard Dill
	Title:	Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By:	/s/ Ron Brandt
	Name:	Ron Brandt
	Title:	Vice President

MLIC ASSET HOLDINGS LLC, as a Lender

By:	Transmountain Land & Livestock Company, a Montana Corporation
Its:	Manager

By:	/s/ Michael A. Wilson
	Name:	Michael A. Wilson
	Title:	Vice President

Signature Page to Sixteenth Amendment to Amended and Restated Loan and Security Agreement and Fourth Amendment to Forbearance Agreement